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                                                                     EXHIBIT 5.1

                                [S&F LETTERHEAD]

                                                                    023099-00001

                                November 6, 1997

United Homes, Inc.
2100 Golf Road
Suite 110
Rolling Meadows, IL 60008

  Re: UNITED HOMES, INC. OFFERING OF 11% MANDATORY REDEMPTION DEBENTURES

Ladies and Gentlemen:

    We have acted as special securities counsel to United Homes, Inc., an Illinois Corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-1, Reg. No. 333-33965 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the prospectus contained therein with respect to the public offering of up to $7,000,000 of the Company's 11% Mandatory Redemption Debentures due March 15, 2005, (the "Debentures"). Of the Debentures being offered, 1,106 Debentures are being registered pursuant to an over-allotment option to the underwriter Miller & Schroeder Financial, Inc. (the "Underwriter"). In connection with the registration of the Debentures, you have requested our opinion with respect to the matters set forth below.

    In connection with delivering this opinion to you, as special securities counsel to the Company we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Underwriting Agreement, substantially in the form of the agreement as filed as an exhibit to the Registration Statement on November 6, 1997 (the "Underwriting Agreement"), by and between the Company and Miller & Schroeder Financial, Inc. (the "Underwriter"); (ii) certificates of public officials and other officers or representatives of the Company; (iii) the Articles of Incorporation and Bylaws of the Company and each subsidiary; (iv) the Identure substantially in the form of the agreement as filed as an exhibit to the Registration Statement on November 6, 1997 (the "Indenture"); and (v) such other documents, certificates, records or provisions of law as we have deemed necessary for the purpose of rendering these opinions. Capitalized terms used but not otherwise expressly defined herein shall have the same meanings as set forth in the Underwriting Agreement.

    In rendering the opinions expressed below, we have assumed that: (i) except with respect to documents executed by officers of the Company that all signatures, appearing in all documents, are valid and genuine; (ii) the documents shown to us are complete and no modifications to any thereof exist;
(iii) the documents submitted to us as certified or photostatic copies of original documents conform to the original documents; (iv) the originals of certified or photostatic copies are authentic; (v) the representations and warranties as to factual matters made by the Company and its officers and other representatives and contained in Section 2 of the Underwriting Agreement and in the various officer's certificates delivered either to the Underwriter or to us on the Closing Date are true and complete; and (vi) each party, other than the Company, that has executed or will execute a document to which the Company, is a signatory has all requisite power and authority and has taken all necessary action to duly and validly execute and deliver such document and to perform the transactions contemplated thereby and such party's
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obligations thereunder are its legal, valid and binding obligations, enforceable against such party in accordance with their respective terms.

    We are admitted to the practice of law only in the State of Illinois and, accordingly, we do not purport to the experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois and the federal law of the United States of America, all as currently in effect. In limitation of the foregoing, we express no opinion as to: (i) federal and state environmental and land use laws and regulations; and (ii) expect as otherwise stated herein, the compliance or noncompliance with state securities laws, rules and regulations or with the antifraud provisions of state and federal laws, rules and regulations concerning the issuance of securities.

    This opinion is governed, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accordance") of the American Bar Association Section of Business Law (1991). As a consequence, except as otherwise stated in this opinion, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith. In addition, this opinion is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of agreements providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

    On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Debentures have been duly authorized for issuance and sale, and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully-paid and nonassessable.

    We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

    This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

                                          Respectfully submitted,
                                          /s/ SHEFSKY & FROELICH
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                                          SHEFSKY & FROELICH LTD.

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